Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE NEW YORK 10036-6522 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com

September 26, 2012

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Re:	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Wynn Las Vegas, LLC, a Nevada limited liability company, and Wynn Las Vegas Capital Corp., a Nevada corporation (together, the “Issuers”), in connection with the public offering of up to $900,000,000 aggregate principal amount of the Issuers’ 5.375% First Mortgage Notes due 2022 (the “Exchange Notes”). The Exchange Notes will be issued under that certain Indenture, dated as of March 12, 2012 (the “Indenture”), among the Issuers, U.S. Bank National Association, as trustee (the “Trustee”), and the other parties thereto. The Exchange Notes are to be offered (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 5.375% First Mortgage Notes due 2022 of the Issuers issued on March 12, 2012 (the “Original Notes”), as contemplated by the Registration Rights Agreement, dated as of March 12, 2012 (the “Registration Rights Agreement”), by and among the Issuers, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein, and the other parties thereto.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

September 26, 2012

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-4 of the Issuers relating to the Exchange Notes to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Indenture;

(c) an executed copy of the Registration Rights Agreement;

(d) the global certificates evidencing the Original Notes (the “Original Note Certificates”);

(e) the form of global certificates to be used to evidence the Exchange Notes included in the Indenture (the “Exchange Note Certificates”); and

(f) the documents delivered at the closing of the issuance of the Original Notes.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuers and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuers and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuers and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the foregoing being referred to as “Opined on Law”), or as to the effect of any such law (other than Opined on Law) on the opinion stated herein.

To the extent that the opinion expressed herein relates to matters governed by the laws of the State of Nevada, we have relied, without independent verification or investigation of any kind, on the opinion of Brownstein Hyatt Farber Schreck, LLP, special counsel to the Issuers, dated the date hereof, which is being filed as Exhibit 5.2 to the Registration Statement

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

September 26, 2012

(the “Nevada Opinion”), and the opinion herein stated is subject to the assumptions and qualifications contained in the Nevada Opinion.

The Indenture, the Registration Rights Agreement, the Original Note Certificates and the Exchange Note Certificates are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that when the Exchange Note Certificates have been duly executed, authenticated, issued and delivered in exchange for the Original Note Certificates in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Note Certificates will constitute valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a) the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinion contained herein with respect to the Issuers, we do not express any opinion with respect to the effect on the opinion stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Agreements;

(c) except to the extent expressly stated in the opinion contained herein with respect to the Issuers, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d) we have assumed that the Trustee’s certificates of authentication of the Exchange Note Certificates will have been manually signed by one of the Trustee’s authorized officers and that the Exchange Note Certificates conform to the form thereof included in the Indenture and examined by us; and

(e) to the extent that the opinion stated herein relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinion stated therein is rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and is subject to the qualification that such enforceability may be limited

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

September 26, 2012

by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

In addition, in rendering the foregoing opinion we have assumed that, except to the extent expressly stated in the opinion contained herein with respect to the Issuers, neither the execution and delivery by the Issuers of the Transaction Documents to which the Issuers is a party nor the performance by the Issuers of their respective obligations under the Transaction Documents to which the Issuers are a party: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which either of the Issuers or their respective property is subject, except that we do not make this assumption with respect to any lease, indenture, instrument or other agreement which has been identified to us by either of the Issuers as being material to it and which are listed as exhibits in Part II of the Registration Statement, (ii) contravenes or will contravene any order or decree of any governmental authority to which either of the Issuers or their respective property is subject, (iii) violates or will violate any law, rule or regulation to which either of the Issuers or their respective property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP